ALLIANZ INDEX ADVANTAGE INCOMESM VARIABLE ANNUITY
Issued by
ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND ALLIANZ LIFE VARIABLE ACCOUNT B
Income Benefit Supplement dated April 2, 2019
to the
Prospectus dated August 20, 2018
This Income Benefit Supplement (this Supplement) should be read and retained with the prospectus for the Allianz Index Advantage Income Variable Annuity. If you would like another copy of the current prospectus or the current Income Benefit Supplement, please call us at (800) 624-0197 or visit our website at www.allianzlife.com.
Current Income Benefit terms effective for applications signed from April 2, 2019 to April 28, 2019.
Income Benefit terms (Income Payment waiting period, Income Percentages, and Income Percentage Increases) may be different from those listed below for applications signed on or after April 29, 2019. Income Benefit terms reflected in this Supplement shall remain in effect and will not be superseded until after April 28, 2019. Any revised terms on or after April 29, 2019 will be reflected in an updated Income Benefit Supplement. We will publish any changes to these Income Benefit terms for subsequent periods at least seven calendar days before they take effect on our website and on EDGAR at www.sec.gov under File Number 333-222817. Please work with your Financial Professional or visit www.allianzlife.com/indexincomerates to confirm the most current terms.
Income Payment waiting period	1 Index Year

Eligible Person’s Age (or younger Eligible Person’s age for joint Income Payments)	Income Percentages				Income Percentage Increases
	Level Income		Increasing Income
	Single Income Payments	Joint Income Payments	Single Income Payments	Joint Income Payments
0-50	4.20%	3.70%	3.20%	2.70%	0.25%
51	4.30%	3.80%	3.30%	2.80%	0.25%
52	4.40%	3.90%	3.40%	2.90%	0.25%
53	4.50%	4.00%	3.50%	3.00%	0.25%
54	4.60%	4.10%	3.60%	3.10%	0.25%
55	4.70%	4.20%	3.70%	3.20%	0.30%
56	4.80%	4.30%	3.80%	3.30%	0.30%
57	4.90%	4.40%	3.90%	3.40%	0.30%
58	5.00%	4.50%	4.00%	3.50%	0.30%
59	5.10%	4.60%	4.10%	3.60%	0.30%
60	5.20%	4.70%	4.20%	3.70%	0.35%
61	5.30%	4.80%	4.30%	3.80%	0.35%
62	5.40%	4.90%	4.40%	3.90%	0.35%
63	5.50%	5.00%	4.50%	4.00%	0.35%
64	5.60%	5.10%	4.60%	4.10%	0.35%
65	5.70%	5.20%	4.70%	4.20%	0.40%
66	5.80%	5.30%	4.80%	4.30%	0.40%
67	5.90%	5.40%	4.90%	4.40%	0.40%
68	6.00%	5.50%	5.00%	4.50%	0.40%
69	6.10%	5.60%	5.10%	4.60%	0.40%
70	6.20%	5.70%	5.20%	4.70%	0.45%
71	6.30%	5.80%	5.30%	4.80%	0.45%
72	6.40%	5.90%	5.40%	4.90%	0.45%
73	6.50%	6.00%	5.50%	5.00%	0.45%

IAINC-0419v1
(IAI-003)

Eligible Person’s Age (or younger Eligible Person’s age for joint Income Payments)	Income Percentages				Income Percentage Increases
	Level Income		Increasing Income
	Single Income Payments	Joint Income Payments	Single Income Payments	Joint Income Payments
74	6.60%	6.10%	5.60%	5.10%	0.45%
75	6.70%	6.20%	5.70%	5.20%	0.50%
76	6.80%	6.30%	5.80%	5.30%	0.50%
77	6.90%	6.40%	5.90%	5.40%	0.50%
78	7.00%	6.50%	6.00%	5.50%	0.50%
79	7.10%	6.60%	6.10%	5.60%	0.50%
80+	7.20%	6.70%	6.20%	5.70%	0.55%
On the Index Effective Date we establish an initial Income Percentage for each Eligible Person’s current age, or the younger Eligible Person’s current age for joint payments. If you make additional Purchase Payments after the Index Effective Date, we use the Eligible Person’s current age on the next Index Anniversary after we receive the additional Purchase Payments to determine the Income Percentages for those payments. We establish an Income Percentage Increase for each Eligible Person based on their current age on the Index Effective Date. For joint Income Payments, we use the age of the younger Eligible Person. There are restrictions on which Eligible Person can become a Covered Person if you select single Income Payments, and joint Income Payments may not be available if the age difference between spouses is too great, as stated in prospectus section 3, Eligible Person(s) and Covered Person(s).
•
To Receive the Income Benefit terms reflected in this Supplement: Your application must be signed within the time period stated above and we must also receive the initial Purchase Payment within 60 calendar days after the end of this time period. If these conditions are not met, you will receive the Income Benefit terms that are in effect on your Issue Date. Under certain circumstances we may extend these time periods in a nondiscriminatory manner.

•
We cannot change the Income Benefit terms for your Contract once they are established. If the Income Benefit terms you receive are unacceptable, you can cancel your Contract during the right to examine period.

•	The Income Benefit provides no payment before the first Index Anniversary and until the Index Anniversary that the younger Eligible Person reaches age 50.
•	If you begin Income Payments before age 59½ the payments will generally be subject to a 10% additional federal tax.

IAINC-0419v1
(IAI-003)

ALLIANZ INDEX ADVANTAGE INCOMESM VARIABLE ANNUITY
Issued by
ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND ALLIANZ LIFE VARIABLE ACCOUNT B
Income Benefit Supplement dated April 29, 2019
to the
Prospectus dated April 29, 2019
This Income Benefit Supplement (this Supplement) should be read and retained with the prospectus for the Allianz Index Advantage Income Variable Annuity. If you would like another copy of the current prospectus or the current Income Benefit Supplement, please call us at (800) 624-0197 or visit our website at www.allianzlife.com.
Current Income Benefit terms effective for applications signed from April 29, 2019 to May 6, 2019.
Income Benefit terms (Income Payment waiting period, Income Percentages, and Income Percentage Increases) may be different from those listed below for applications signed on or after May 7, 2019. Income Benefit terms reflected in this Supplement shall remain in effect and will not be superseded until after May 6, 2019. Any revised terms on or after May 7, 2019 will be reflected in an updated Income Benefit Supplement. We will publish any changes to these Income Benefit terms for subsequent periods at least seven calendar days before they take effect on our website and on EDGAR at www.sec.gov under File Number 333-222817. Please work with your Financial Professional or visit www.allianzlife.com/indexincomerates to confirm the most current terms.
Income Payment waiting period	1 Index Year

Eligible Person’s Age (or younger Eligible Person’s age for joint Income Payments)	Income Percentages				Income Percentage Increases
	Level Income		Increasing Income
	Single Income Payments	Joint Income Payments	Single Income Payments	Joint Income Payments
0-50	4.20%	3.70%	3.20%	2.70%	0.25%
51	4.30%	3.80%	3.30%	2.80%	0.25%
52	4.40%	3.90%	3.40%	2.90%	0.25%
53	4.50%	4.00%	3.50%	3.00%	0.25%
54	4.60%	4.10%	3.60%	3.10%	0.25%
55	4.70%	4.20%	3.70%	3.20%	0.30%
56	4.80%	4.30%	3.80%	3.30%	0.30%
57	4.90%	4.40%	3.90%	3.40%	0.30%
58	5.00%	4.50%	4.00%	3.50%	0.30%
59	5.10%	4.60%	4.10%	3.60%	0.30%
60	5.20%	4.70%	4.20%	3.70%	0.35%
61	5.30%	4.80%	4.30%	3.80%	0.35%
62	5.40%	4.90%	4.40%	3.90%	0.35%
63	5.50%	5.00%	4.50%	4.00%	0.35%
64	5.60%	5.10%	4.60%	4.10%	0.35%
65	5.70%	5.20%	4.70%	4.20%	0.40%
66	5.80%	5.30%	4.80%	4.30%	0.40%
67	5.90%	5.40%	4.90%	4.40%	0.40%
68	6.00%	5.50%	5.00%	4.50%	0.40%
69	6.10%	5.60%	5.10%	4.60%	0.40%
70	6.20%	5.70%	5.20%	4.70%	0.45%
71	6.30%	5.80%	5.30%	4.80%	0.45%
72	6.40%	5.90%	5.40%	4.90%	0.45%
73	6.50%	6.00%	5.50%	5.00%	0.45%

IAINC-0419v2
(IAI-003)

Eligible Person’s Age (or younger Eligible Person’s age for joint Income Payments)	Income Percentages				Income Percentage Increases
	Level Income		Increasing Income
	Single Income Payments	Joint Income Payments	Single Income Payments	Joint Income Payments
74	6.60%	6.10%	5.60%	5.10%	0.45%
75	6.70%	6.20%	5.70%	5.20%	0.50%
76	6.80%	6.30%	5.80%	5.30%	0.50%
77	6.90%	6.40%	5.90%	5.40%	0.50%
78	7.00%	6.50%	6.00%	5.50%	0.50%
79	7.10%	6.60%	6.10%	5.60%	0.50%
80+	7.20%	6.70%	6.20%	5.70%	0.55%
On the Index Effective Date we establish an initial Income Percentage for each Eligible Person’s current age, or the younger Eligible Person’s current age for joint payments. If you make additional Purchase Payments after the Index Effective Date, we use the Eligible Person’s current age on the next Index Anniversary after we receive the additional Purchase Payments to determine the Income Percentages for those payments. We establish an Income Percentage Increase for each Eligible Person based on their current age on the Index Effective Date. For joint Income Payments, we use the age of the younger Eligible Person. There are restrictions on which Eligible Person can become a Covered Person if you select single Income Payments, and joint Income Payments may not be available if the age difference between spouses is too great, as stated in prospectus section 3, Eligible Person(s) and Covered Person(s).
•
To Receive the Income Benefit terms reflected in this Supplement: Your application must be signed within the time period stated above and we must also receive the initial Purchase Payment within 60 calendar days after the end of this time period. If these conditions are not met, you will receive the Income Benefit terms that are in effect on your Issue Date. Under certain circumstances we may extend these time periods in a nondiscriminatory manner.

•
We cannot change the Income Benefit terms for your Contract once they are established. If the Income Benefit terms you receive are unacceptable, you can cancel your Contract during the right to examine period.

•	The Income Benefit provides no payment before the first Index Anniversary and until the Index Anniversary that the younger Eligible Person reaches age 50.
•	If you begin Income Payments before age 59½ the payments will generally be subject to a 10% additional federal tax.

IAINC-0419v2
(IAI-003)